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                                                                    EXHIBIT 5.1


                            CONYERS DILL & PEARMAN
                                CLARENDON HOUSE
                                2 CHURCH STREET
                            HAMILTON HM CX, BERMUDA



                                                          February 12, 1998


American Safety Insurance Group Ltd.
44 Church Street
Hamilton
Bermuda


Dear Sirs:

We have acted as Bermuda counsel for American Safety Insurance Group Ltd. (the "Company"), a Bermuda exempted company, in connection with the proposed issue and sale of Common Shares of the Company.

In our capacity as Bermuda counsel to the Company, we participated in the preparation of the registration statement ("Registration Statement") on Form S-1 (Registration No. 333-42749) which was filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 as amended ("Act") of the United States of America and the forms of prospectus (the "Prospectus") also filed with the Commission together with all amendments thereto filed in accordance with the Act.

For the purposes of giving this opinion, we have examined and relied upon the Registration Statement. We have also reviewed a copies of the Memorandum of Association and Bye-Laws of the Company certified as a true copy thereof by the Secretary of the Company, minutes of meetings of the Company's Board of Directors, and minutes of shareholders' meetings and such other documents, and have made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed:

(i) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(ii) the correctness, accuracy and completeness of all factual representations made in the Registration Statement and in the other documents which we have reviewed; and
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(iii) that there is no provision of the law of any jurisdiction, other than
      Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Company has been duly incorporated and is an existing limited liability exempted company under the laws of Bermuda, with corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

2. The Common Shares to be sold by the Company have been duly authorised, and, when duly paid for, will be legally issued, fully paid and non-assessable; such Common Shares are not subject to the pre-emptive rights of any shareholder of the Company; all corporate action required to be taken for the authorisation, issue and the sale of the Common Shares has been validly taken and, when such Common Shares have been duly paid for, no personal liability will attach to a holder thereof solely by reason of the ownership thereof.

3. The statements in the Registration Statement and Prospectus under the captions "CERTAIN TAX CONSIDERATIONS - Taxation of American Safety and its Bermuda Subsidiary - Bermuda" and "CERTAIN TAX CONSIDERATIONS - Tax Treatment of Shareholders - Bermuda" are all the material Bermuda tax consequences in relation to (a) the Company and its Bermuda subsidiary (as defined in the Registration Statement) and (b) an investment in or, subsequent sale of, the Common Shares, are based on current Bermuda law and constitute the opinion of this Firm.

We hereby consent to the filing of this opinion with the Commission and as an exhibit to the Registration Statement and to the reference to this Firm under the captions "RISK FACTORS-Enforceability of Certain Civil Liabilities", "CERT AIN BERMUDA LAW CONSIDERATIONS," "CERTAIN TAX CONSIDERATIONS" and "LEGAL MATTERS".

Yours faithfully,

CONYERS DILL & PEARMAN